As filed with the Securities and Exchange Commission on August 5, 2026
Registration No. 333-294746

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CADRE HOLDINGS, INC.
(Exact name of registrant as specified in charter)
Delaware	38-3873146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
13386 International Pkwy
Jacksonville, FL 32218
(904) 741-5400
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Warren B. Kanders
Chief Executive Officer
Cadre Holdings, Inc.
13386 International Pkwy
Jacksonville, FL 32218
(904) 741-5400
(Name, address, including zip code and telephone number, including area code, of agent for service of process)
Copy to:
Robert L. Lawrence, Esq.
Kane Kessler, P.C.
600 Third Avenue
35th Floor
New York, NY 10016
(212) 541-6222
Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Cadre Holdings, Inc. is filing this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-294746), originally filed on March 30, 2026 (the “Registration Statement”), to update certain information contained in the prospectus forming a part of the Registration Statement, to update the filing fee table included as Exhibit 107 to reflect the filing fee previously paid in connection with the Registration Statement and to file the consent of KPMG LLP filed herewith as Exhibit 23.1. This Amendment No. 1 includes updates to the prospectus and Part II of the Registration Statement, including the signature pages, exhibit index and exhibits filed herewith.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 5, 2026
PRELIMINARY PROSPECTUS
CADRE HOLDINGS, INC.
7,500,000 Shares of Common Stock
This prospectus relates to an aggregate of 7,500,000 shares of common stock, par value $0.0001 per share, of Cadre Holdings, Inc. (the “Company,” “Cadre,” “we,” “our,” and “us”), which may be issued from time to time by the Company in connection with acquisitions by the Company of assets, businesses, or securities.
The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets, properties or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets or properties of the acquired business or merging the acquired business with us or one of our subsidiaries. The consideration for any business acquisitions may consist of shares of our common stock or a combination of common stock, cash, notes, assumption of liabilities or other consideration. Unless otherwise indicated in any prospectus supplement, we do not expect to receive any proceeds from the offering of the shares other than the value of the assets, businesses, or securities acquired by us in acquisitions for which shares are offered under this prospectus. We may be required to provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.
We will pay all expenses relating to the registration of the securities covered by this registration statement. We will not pay underwriting discounts or commissions in connection with the issuance of these shares, although we may pay finder’s fees or other transaction related compensation in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.
Our common stock is listed on the New York Stock Exchange under the symbol “CDRE.” On July 31, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $30.83 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS. PLEASE REFER TO THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS, “ITEM 1A — RISK FACTORS” OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K INCORPORATED BY REFERENCE HEREIN, AND UNDER SIMILAR HEADINGS IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN OR THEREIN, FOR A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 5, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “acquisition shelf” registration statement on Form S-4 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using an “acquisition shelf” registration process. This prospectus relates to an aggregate of 7,500,000 shares of common stock, par value $0.0001 per share, of Cadre Holdings, Inc., a Delaware corporation which may be issued from time to time by the Company in connection with acquisitions by the Company of assets, businesses, or securities. We expect that the terms of acquisitions involving the issuance of any such shares will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of the common stock either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the shares are delivered. A prospectus supplement or post-effective amendment to this registration statement will contain more specific information about an acquisition target or any of the terms of a definitive acquisition agreement. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or post-effective amendment. Before deciding to receive any of our securities as part of an acquisition transaction, you should read both this prospectus and any accompanying prospectus supplement or post-effective amendment together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any post-effective amendment and those documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any post-effective amendment. If anyone provides you with different or additional information you should not rely on it. This prospectus may be used only where it is lawful to offer or to sell these securities. Neither this prospectus, nor any applicable prospectus supplement or post-effective amendment, constitutes an offer to sell, or a solicitation of an offer to buy, in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus and in any applicable prospectus supplement, any post-effective amendment or any document incorporated herein or therein by reference is accurate only as of the date on the cover of such documents. Neither the delivery of this prospectus, any applicable prospectus supplement or any post-effective amendment, nor any sale made under this prospectus or any post-effective amendment will, under any circumstances, imply that the information in this prospectus, any applicable prospectus supplement or any post-effective amendment is correct as of any date after the date of this prospectus or any such post-effective amendment.
References in this prospectus to the “Company,” “Cadre,” “we,” “our,” and “us,” to refer to Cadre Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus and the documents incorporated by reference in this prospectus include our trademarks, trade names and service marks, which are protected under applicable intellectual property laws and are our property. This prospectus and the documents incorporated by reference in this prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. This prospectus forms part of a registration statement on Form S-4 filed with the SEC by Cadre, constitutes a prospectus of Cadre under Section 5 of the Securities Act, with respect to the shares of common stock of Cadre to be issued from time to time in connection with acquisitions of businesses, assets, properties or securities.

This prospectus incorporates by reference documents containing important business and financial information about us that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to:
Cadre Holdings, Inc.,
13386 International Parkway,
Jacksonville, Florida 32218
Phone: (904) 741-5400.
To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision. You should read this prospectus together with the information incorporated by reference, as described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
We are responsible for the information contained in and incorporated by reference into this prospectus, any post-effective amendment, and any prospectus supplement. We have not and have not authorized anyone to provide you with different information, and we do not take any responsibility for any other information that others may give you. You should assume that the information appearing in this prospectus, any post-effective amendment, or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where the offer or solicitation is not permitted.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “$” or “dollar” are to the lawful currency of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus or any applicable prospectus supplement, and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements in this prospectus, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on our expectations, projections, intentions, strategies, assumptions, and beliefs concerning future events affecting the Company, and therefore involve a number of risks and uncertainties. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “will,” “would” or the negative of these words, or other similar terms or expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We caution you that forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied by such statements.
Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus or any applicable prospectus supplement, and the documents incorporated herein and therein include, but are not limited to: the availability of capital to satisfy our working capital requirements; anticipated trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; our expectations regarding market acceptance of our products; the success of competing products by others that are or become available in the markets in which we sell our products; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; changes in political, economic or regulatory conditions generally and in the markets in which we operate; the impact of political unrest, natural disasters or other crises, terrorist acts, acts of war and/ or military operations; our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors, or otherwise; our ability to retain and attract senior management and other key employees; our ability to quickly and effectively respond to new technological developments; the effect of an outbreak of disease or similar public health threat on the Company’s business; logistical challenges related to supply chain disruptions and delays; the impact of inflationary pressures and our ability to mitigate such impacts with pricing and productivity; the possibility that the Company may be adversely affected by other political, economic, business, and/or competitive factors; the operation of our information technology systems without material interruption, including due to natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; our ability to protect our trade secrets or other proprietary rights and operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; our ability to maintain a quarterly dividend; the expenses associated with being a public company, including but not limited to expenses associated with disclosure and reporting obligations; our ability to comply with additional reporting, governance, and internal control requirements when we cease to be an emerging growth company; evolving climate and ESG related stakeholder expectations and regulatory requirements, which are uncertain and may result in increased compliance costs, litigation, and reputational harm; any material differences in the actual financial results of the Company’s past and future acquisitions, as compared with the Company’s expectation; our ability to integrate the operations of the businesses we have acquired or may acquire in the future; cybersecurity incidents, including previously experienced incidents, information technology outages, and evolving privacy and cybersecurity requirements, which could disrupt operations and expose us to liability and reputational harm, depending in part on the effectiveness of our response and mitigation efforts; the impact of changes in tariffs, tax laws, global trade policies as well as instability and volatility in global markets; and other risks and uncertainties set forth in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated herein by reference. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s

Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus and speak only as of such date.
You should carefully read the factors described under “Risk Factors” in this prospectus or any applicable prospectus supplement, and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. New risks and uncertainties may arise from time to time, and we cannot predict all such risks or assess their impact on our business. In light of these risks and uncertainties, you should not rely on forward-looking statements as predictions of future events. Any forward-looking statements we make in this prospectus or any applicable prospectus supplement, and the documents incorporated by reference herein, as well as in other written or oral statements made by us or on our behalf, speak only as of the date of such statements. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus. Comparisons of results for current and prior periods are not intended to indicate future performance, unless expressly stated, and should be viewed solely as historical information.

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THE COMPANY
Our Business
We are a global leader in the manufacturing and distribution of safety equipment and other related products for the law enforcement, first responder, military and nuclear markets. Our equipment provides critical protection to allow its users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. Through our dedication to superior quality, we establish a direct covenant with end users that our products will perform and keep them safe when they are most needed. We sell a wide range of products including body armor, explosive ordnance disposal equipment, duty gear, remote handling solutions, containers for the storage of radioactive materials, and ventilation and containment solutions through both direct and indirect channels. In addition, through our owned distribution, we serve as a one-stop shop for first responders providing equipment we manufacture as well as third-party products including uniforms, optics, boots, firearms and ammunition. A substantial portion of our diversified product offering is governed by rigorous safety standards and regulations. Demand for our products is driven by technological advancement as well as recurring modernization and replacement cycles for the equipment to maintain its efficiency, effective performance and regulatory compliance.
Domestically, we are a top provider of safety holsters and soft body armor for first responders, as well as a top provider of nuclear safety solutions. Globally, we are a leading provider of explosive ordnance disposal technician equipment. We believe we have achieved these positions through our high-quality standards, innovation and a direct connection to the end users. We service the ever-changing needs of our end users by investing in research and development for new product innovation and technical advancements that continually raise the standards for safety equipment in the markets we serve. Our target end user base includes state, local and international law enforcement, fire and rescue, explosive ordnance disposal technicians, commercial nuclear power plants, emergency medical technicians, fishing and wildlife enforcement and departments of corrections, as well as federal agencies including the U.S. Department of State, U.S. Department of War, U.S. Department of Interior, U.S. Department of Justice, U.S. Department of Homeland Security, U.S. Department of Corrections, the Department of Energy (“DoE”), numerous foreign government agencies and other companies involved in the nuclear industry. We have a large and diverse customer base, with no individual customer representing more than 10% of our total revenue.
Within the nuclear market, our highly engineered products and technical solutions serve three principal end markets: environmental safety, national security and nuclear energy. Demand in these markets is driven by DoE mandated cleanup relating to legacy energy research and nuclear weapons production, the DoE mandate to increase plutonium pit production to 80 pits per year by 2030, and the ongoing operation and decommissioning of nuclear power plants, as well as DoE efforts to expand U.S. nuclear capacity.
Our mission that binds our leading brands as one is Together, We Save Lives. This mission lives in the hearts and minds of our associates around the world and remains in the forefront as we innovate new products and services and focus on processes to bring high quality standards to our customers. In our law enforcement and military focused brands, we are committed to honoring those who put their lives in danger through the SAVES CLUB®, which pays homage to first responders who experience a life-threatening incident in the line of work in which our armor or duty gear contributes to saving their lives. The SAVES CLUB® currently has over 2,274 members and counting.
Our mission is supported by our Cadre Operating Model (“COM”). The COM is a behavior-based, leadership centric, operating model that enables us to create greater value for our customers and stakeholders. It guides how we work, innovate, solve problems, improve and engage with each other, our customers and our communities.
Corporate Overview
Cadre Holdings, Inc. was incorporated in the State of Delaware on April 12, 2012.
Our principal executive offices are located at 13386 International Pkwy, Jacksonville, Florida 32218 and our telephone number is (904) 741-5400. Our website address is www.cadre-holdings.com. The information on, or that may be accessed through, our website is not a part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus) and the inclusion of our website address in this prospectus is an inactive textual reference only. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS
Investment in any securities offered pursuant to this prospectus or any related prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K, and in any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
We will not receive any proceeds from the sale of common stock offered by any selling securityholders.
We will be offering and issuing our common stock from time to time in connection with acquisitions of businesses, assets, properties or securities. We will not receive any proceeds from the offering of the shares of our common stock other than the value of the assets, businesses, or securities acquired by us in acquisitions for which shares are offered under this prospectus.
DESCRIPTION OF COMMON STOCK
The following description of our common stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Second Amended and Restated Bylaws, as amended (the “Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” to find out how you obtain a copy of those documents.
Our authorized capital stock consists of:
•
190,000,000 shares are common stock, par value $0.0001 per share (“Common Stock”); and

•
10,000,000 shares are undesignated preferred stock, par value $0.0001 per share.

There are 42,797,451 shares of Common Stock outstanding and no shares of preferred stock outstanding as of July 31, 2026. We are authorized to issue one class of Common Stock.
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our Common Stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock will not be subject to further calls or assessment by us. There is no redemption or sinking fund provisions applicable to the Common Stock. All shares of our outstanding Common Stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our Common Stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.
We are able to issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of preferred stock may adversely affect the rights of holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock may have an adverse impact on the market price of our Common Stock.
Transfer Agent
The transfer agent and registrar for our Common Stock is Equiniti Trust Company. The transfer agent and registrar’s address is 28 Liberty Street, Floor 53, New York, NY 10005.
Dividends
Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically. We expect to continue to pay a quarterly cash dividend of $0.10 per share, or $0.40 on an annualized basis, on our Common Stock for the foreseeable future, but we may elect to retain all of our future earnings, if any, to finance the growth and development of our business. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.
Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and Delaware Law
Certain provisions of Delaware law and our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
The DGCL contains statutory “anti-takeover” provisions, including Section 203 of the DGCL which applies automatically to a Delaware corporation unless that corporation elects to opt-out as provided in Section 203. We, as a Delaware corporation, have not elected to opt-out of Section 203 of the DGCL. Under Section 203 of the DGCL, a stockholder acquiring 15% or more of the outstanding voting shares of a corporation (an “Interested Stockholder”), but less than 85% of such shares, may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder, unless prior to such date, the Board of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or the business combination is approved by the Board and by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the Interested Stockholder.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock pursuant to our Certificate of Incorporation will make it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our Company.

Special Stockholder Meetings
Our Certificate of Incorporation and Bylaws provide that special meetings of stockholders, for any purpose, may be called by the Chairman of the Board, the Chief Executive Officer, or by the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person.
Requirements For Advance Notification Of Stockholder Nominations And Proposals
Our Bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions provide that nominations and proposals may only be made by the Board, a committee of the Board, or a stockholder who has complied with the notice and information requirements set forth in the Bylaws.
Board of Directors Vacancies; Size of the Board
Our Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock to elect directors, vacant directorships, including newly created seats, shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Our Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock to elect directors, the number of directors constituting our Board is permitted to be set by a resolution adopted by our Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our Board and will promote continuity of management.
Choice of Forum
Our Bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our Bylaws also provide that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act of 1933, as amended, or the Securities Act. Although our Bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. To the extent it is enforceable, however, the provision may have the effect of discouraging lawsuits against our directors and officers, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. The choice of forum provision requiring that the Court of Chancery of the State of Delaware be the exclusive forum for certain actions would not apply to suits brought to enforce any liability or duty created by the Exchange Act.
Amendment of Certificate of Incorporation or Bylaws
The DGCL generally provides that the affirmative vote of the holders of a majority of the shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation specifies a greater voting requirement. Our Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2∕3% of the voting power of the stock entitled to vote thereon is required to amend, alter or repeal, or adopt any provision inconsistent with, certain specified provisions of the Certificate of Incorporation. These include provisions relating to the Board of Directors’ authority to amend the Bylaws, the removal of directors, the limitation of director liability and indemnification, stockholder action by written consent, and the calling of special meetings.
The Certificate of Incorporation also provides that the Board of Directors may adopt, amend or repeal the Bylaws by the affirmative vote of a majority of the directors then authorized to serve on the Board, and that the stockholders may adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least 66 2∕3% in voting power of the stock entitled to vote thereon, voting together as a single class.

Limitation of Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation provides that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Further, our Certificate of Incorporation contains a provision for the indemnification and advancement of expenses by us, to the fullest extent permitted by law, of all of our directors and officers. We have also entered into indemnification agreements with each of our directors and executive officers providing that the Company will indemnify each of its directors and such officers to the fullest extent permitted by law and the Certificate of Incorporation and Bylaws. These indemnification agreements will also require the Company to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding.
The effect of these provisions may discourage stockholders from bringing a lawsuit against the Company’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Company’s directors and executive officers, even though an action, if successful, might benefit the Company and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers. We pay the entire premium of this policy.
These provisions may be held not to be enforceable for violations of the federal securities laws of the U.S.
SELLING SECURITYHOLDERS
We have also prepared this prospectus, as we may amend or supplement it if appropriate, for use by the persons, and their pledgees, donees, transferees or other successors in interest, who receive shares of our common stock in acquisitions covered by this prospectus. We refer to these persons as selling securityholders. Pursuant to the terms of any agreement we may enter into in connection with an acquisition by the Company of assets, businesses, or securities; under certain circumstances selling securityholders may not be permitted to use this prospectus to reoffer any shares without first obtaining our prior written consent. We may condition our consent on the agreement by the selling securityholders that they do not offer or sell more than a specified number of shares and that they only do so following the filing of any required supplements or amendments to this prospectus or such other conditions which we may determine.
The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Selling securityholders may resell shares on the New York Stock Exchange (or any other exchange on which our common stock may be listed or traded from time to time), in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices or at negotiated prices. These selling securityholders may sell their shares of common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of shares for whom the broker-dealer may act as agent or to whom they may sell as principal or both. We will not receive any proceeds from sales by selling securityholders.
The selling securityholders and any underwriter or broker-dealer retained by the selling securityholder may be deemed to be underwriters within the meaning of the Securities Act. Any profits that the selling securityholders realize and the compensation they pay to any broker-dealer may be deemed to be underwriting discounts and commissions.
When resales are to be made through a broker or dealer, a member firm of FINRA may be engaged to act as the selling securityholders’ agent in the sale of shares by such selling securityholders. We anticipate that the commission paid to the member firm will be the normal commission (including negotiated commissions to the extent permissible). Sales of shares by the member firm may be made on the New York Stock Exchange (or any other exchange on which our common stock may be listed or traded from time to time), in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices or at negotiated prices.
In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons who are party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares during a specified period of time. We may also determine to waive any such agreements without public notice.
A post-effective amendment, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of any selling securityholders, the participating securities firm, if any, the number and kind of securities involved and other details of such resale to the extent appropriate. We may also, as applicable, file a prospectus supplement or post-effective amendment to identify any selling securityholders and other information required by applicable securities laws and SEC rules.
In order to comply with the securities laws of certain states, if applicable, shares covered by this prospectus may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares covered by this prospectus may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We will pay the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but selling securityholders will pay any underwriting discounts and selling commissions, if any, and any similar expenses incurred in the sale of the shares by the selling securityholders.
PLAN OF DISTRIBUTION
The common stock covered by this prospectus is available for use in connection with acquisitions by us of other businesses, assets, properties or securities.
The amount and type of consideration we will offer and the other specific terms of any acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets, properties or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets or properties of the acquired business or merging the acquired business with us or one of our subsidiaries. The consideration for any business acquisitions may consist of shares of our common stock or a combination of common stock, cash, notes, assumption of liabilities or other consideration. The shares of common stock issued to the owners of the businesses, assets, properties or securities to be acquired normally are valued at a price reasonably related to the market value of such common stock either at the time an agreement is reached regarding the terms of the acquisition or upon delivery of the shares.
This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction, and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition.
All expenses of this registration will be paid by us. It is not expected that underwriting discounts or commissions will be paid by us in connection with issuances of shares of common stock under this prospectus. However, finders’ or similar fees may be paid from time to time in connection with specific acquisitions, and the fees may be paid through the issuance of common stock covered by this prospectus. Any person receiving a fee may be deemed to be an underwriter within the meaning of the Securities Act. We may also pay certain financial advisory or similar fees or reimburse certain expenses of investment banking firms that advise us from time to time generally or regarding a specific acquisition.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cadre-holdings.com. Information accessible on or through our website is not a part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus).
This prospectus and any accompanying prospectus supplement form part of a registration statement filed with the SEC and do not contain all of the information included therein. You should review the registration statement and its exhibits, including forms of indentures and other documents establishing the terms of the offered securities, which are filed as exhibits or incorporated by reference, and may also be filed under cover of a Current Report on Form 8-K. Statements in this prospectus or any prospectus supplement regarding these documents are summaries and are qualified in all respects by reference to the actual documents, which you should consult for a more complete description. A copy of the registration statement may be inspected through the SEC’s website or obtained from us as described herein.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40698):
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 10, 2026;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2026, as supplemented by our definitive additional materials on Schedule 14A filed with the SEC on May 14, 2026;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 11, 2026;

•
our Current Report on Form 8-K filed with the SEC on June 3, 2026;

•
our Current Report on Form 8-K filed with the SEC on July 29, 2026;

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 5, 2026; and

•
the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on October 29, 2021 under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the securities made by this prospectus and the accompanying prospectus supplement, including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC (including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items, unless such Form 8-K expressly provides to the contrary), shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of those documents. Information in such future filings updates and supplements the information provided in this prospectus and the accompanying prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may obtain copies of any of these filings without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, from our website (https://www.cadre-holdings.com/) or upon oral or written request by contacting us at the address and telephone number indicated below. As noted above, our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
Cadre Holdings, Inc.
Attention: Corporate Secretary
13386 International Pkwy
Jacksonville, Florida 32218
(904) 741-5400
EXPERTS
The consolidated financial statements of Cadre Holdings, Inc. as of December 31, 2025 and 2024, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the securities offered hereby by or on behalf of the Company will be passed upon for us by Kane Kessler, P.C., New York, New York. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
Robert L. Lawrence, Esq., a member of Kane Kessler, P.C., owns 81,167 shares of the Company’s common stock.

7,500,000 SHARES OF COMMON STOCK
CADRE HOLDINGS, INC.

PROSPECTUS

August 5, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. In addition, our Certificate of Incorporation provides that no repeal or modification of this provision shall adversely affect any right or protection of a director with respect to acts or omissions occurring prior to such repeal or modification.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Incorporation and Bylaws.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Any underwriting agreement or distribution agreement that the Registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the Registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a)
The following exhibits are included herein or incorporated by reference:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 12, 2021).
3.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2024).
5.1	Opinion of Kane Kessler, P.C. (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-4 (File No. 333-294746), filed with the SEC on March 30, 2026).
21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2026).
23.1*	Consent of KPMG LLP.
23.2	Consent of Kane Kessler, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to the Company’s Registration Statement on Form S-4 (File No. 333-294746), filed with the SEC on March 30, 2026).
107*	Filing Fee Table.

*
Filed herewith.

(b)
Financial statement schedules

Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.

ITEM 22.   UNDERTAKINGS.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes the following:

(1)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on August 5, 2026.
CADRE HOLDINGS, INC.
By:
/s/ Warren B. Kanders

Name: Warren B. Kanders
Title:    Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Warren B. Kanders Warren B. Kanders	Chief Executive Officer and Chairman (Principal Executive Officer)	August 5, 2026
* Brad Williams	President	August 5, 2026
* Blaine Browers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2026
* Hamish Norton	Director	August 5, 2026
* William Quigley	Director	August 5, 2026
/s/ Nicholas Sokolow Nicholas Sokolow	Director	August 5, 2026
/s/ Mary Kissel Mary Kissel	Director	August 5, 2026
* By:	/s/ Warren B. Kanders Warren B. Kanders Attorney-in-Fact